UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 11, 2007

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Rite Aid Corporation ("Rite Aid" or the "Company") approved the adoption of the 2008 Bonus Plan, a cash bonus plan for the Named Executive Officers, other corporate executive officers and key managers, and the Board of Directors, upon the recommendation of the Compensation Committee, approved the performance goals and target bonus percentages under the 2008 Bonus Plan. For Fiscal Year 2008, the Board of Directors approved a payout matrix for bonuses based on Rite Aid's attainment of Adjusted EBITDA (earnings, before interest, taxes, depreciation, amortization and certain other adjustments) and customer satisfaction targets. The Board established target bonus levels for each participant that are defined as a percentage of base pay. Bonuses equal to a multiple of a participant's target bonus will be paid based on Rite Aid's achievement of the 2008 targets. A separate bonus is payable for achievement of the customer satisfaction targets as well as the Adjusted EBITDA targets. 80% of the target bonus is payable upon satisfaction of the Fiscal Year 2008 Adjusted EBITDA targets and 20% of the target bonus is payable on satisfaction of the Fiscal Year 2008 customer satisfaction targets. Bonus payments under the 2008 Bonus Plan increase as performance levels increase between the minimum ($966 million) and the maximum ($1,122 million) Adjusted EBITDA targets and the minimum (71%) and the maximum (80%) of customer satisfaction targets. Upon satisfaction of the minimum Adjusted EBITDA target ($966 million), the participant will receive 50% of the Adjusted EBITDA bonus target and upon satisfaction of the maximum Adjusted EBITDA target ($1,122 million), the participant will receive 200% of the Adjusted EBITDA bonus target, with proportional increases between the minimum and maximum targets. Upon satisfaction of the minimum customer satisfaction target, the participant will receive 50% of the customer service bonus target and upon satisfaction of the maximum customer satisfaction target, the participant will receive 200% of the customer service bonus target, with proportional increases between the minimum and maximum targets.

Item 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On April 11, 2007, the Board adopted an amendment to the Company's Amended and Restated By-Laws (the "By-Laws"), which will become effective, along with the other By-Law amendments previously disclosed by the Company in its Form 8-K filed August 28, 2006, upon the closing of the Company's pending acquisition of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc.

Section 1 of Article III of the By-Laws was deleted and replaced in its entirety by a new Section 1, which changes the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 5 of Article II of the By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the fourteenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.

Item 8.01.  Other Events.

In connection with the By-Law amendment referred to above, the Board of Directors adopted an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines”) on April 11, 2007, which will become effective along with the By-Law amendment referred to above upon the closing of the Company's pending acquisition of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc.  The amendment to the Guidelines provides that a director who fails to receive the required number of votes for re-election in accordance with the By-Laws will, within five days following certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Board, subject to the procedures set forth in the Guidelines.

The complete Guidelines, as amended, will be available on our website at www.riteaid.com under the heading "Our Company — Corporate Governance" upon the effectiveness of the amendment.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Rite Aid Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 13, 2007

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Rite Aid Corporation